Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated April 15, 2026, relating to the consolidated financial statements of XMax Inc. and its subsidiaries (collectively the “Company”) which appear in the annual report on Form 10-K of the Company for the years ended December 31, 2025 and 2024.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

April 29, 2026

PCAOB ID: 6907